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                                                                      EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Encompass Services Corporation:

We consent to incorporation by reference in the registration statements (No. 333-41749, No. 333-41751, No. 333-58651, No. 333-60537, No. 333-69421 and
No. 333-78311) on Form S-8, the registration statements (No. 333-69533,
No. 333-81201 and No. 333-93649) on Form S-4, and the registration statement (No. 333-93665) on Form S-3 of Encompass Services Corporation (formerly Group Maintenance America Corp.) of (i) our report dated February 16, 2000, relating to the consolidated balance sheets of Encompass Services Corporation (formerly Group Maintenance America Corp.) and Subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1999 and 1998, and the ten months ended December 31, 1997, and (ii) our report dated July 11, 1997 relating to the balance sheets of Group Maintenance America Corp. as of December 31, 1996 and April 30, 1997, and the related statements of operations, shareholders' equity (deficit) and cash flows for the periods then ended, which reports appear in the December 31, 1999 annual report on Form 10-K of Encompass Services Corporation.



                                              KPMG LLP

Houston, Texas
March 29, 2000